EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Funds Trust for the year ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Funds Trust for the stated period.

/s/ Ronald R. Redell	/s/ Henry V. Chase
Ronald R. Redell	Henry V. Chase
President and Principal Executive Officer	Treasurer and Principal Financial and Accounting Officer

Dated:	06/02/2026	Dated:	06/02/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.